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                                                                   Exhibit 10.30



                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                 ONE-ON-ONE SPORTS LICENSE OF ILLINOIS, L.L.C.,
                   ONE-ON-ONE SPORTS RADIO OF ILLINOIS, L.L.C.

                                       AND

                                RADIO UNICA CORP.

                                       FOR

                                  RADIO STATION
                                    WIDB (AM)

                                CHICAGO, ILLINOIS

                                   DATED AS OF

                                FEBRUARY 22, 1999




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                                TABLE OF CONTENTS

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RECITALS .......................................................................................       1

ARTICLE 1. DEFINITIONS AND REFERENCES ..........................................................       1

ARTICLE 2. SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ADJUSTMENTS; ASSUMPTION OF LIABILITY ...       6
2.1. Asset Sale and Purchase of Assets .........................................................       6
      2.1(a) FCC Licenses ......................................................................       7
      2.1(b) Real Property .....................................................................       7
      2.1(c) Tangible Personal Property ........................................................       7
      2.1(d) Contracts .........................................................................       7
      2.1(e) Files and Records .................................................................       7
      2.1(f) Third-Party Claims ................................................................       7
      2.1(g) Permits and Licenses ..............................................................       7
2.2. Excluded Assets ...........................................................................       8
      2.2(a) Third Party Claims ................................................................       8
      2.2(b) Personal Property Disposed Of .....................................................       8
      2.2(c) Insurance .........................................................................       8
      2.2(d) Certain Books and Records .........................................................       8
      2.2(e) Rights under this Agreement .......................................................       8
      2.2(f) Excluded Contracts ................................................................       8
      2.2(g) Cash, Receivables and Cash Equivalents ............................................       8
      2.2(h) Intellectual Property .............................................................       8
      2.2(i) Off-Site Equipment ................................................................       9
      2.2(j) Excluded Transmitter Sites Equipment ..............................................       9
2.3. Consideration .............................................................................       9
2.4. Escrow Deposit ............................................................................       9
2.5. Adjustments ...............................................................................       9
2.6. Assumption of Liabilities .................................................................      10

ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY SELLERS ...........................................      11
3.1. Organization and Standing .................................................................      11
3.2. Authorization .............................................................................      11
3.3. Compliance with Laws ......................................................................      11
3.4. Required Consents; No Conflicts ...........................................................      12
3.5. Absence of Litigation .....................................................................      12
3.6. Real Property .............................................................................      12
      3.6(a) Owned Real Property ...............................................................      12
      3.6(b) Leased Real Property ..............................................................      14
3.7. Personal Property .........................................................................      16
3.8. FCC Matters ...............................................................................      17
3.9. Intellectual Property .....................................................................      17
3.10. Reports and Records ......................................................................      18
3.11. Material Contracts; Scheduled Contracts ..................................................      18
3.12. Taxes ....................................................................................      18
3.13. Financial Information ....................................................................      18
3.14. Labor Relations; Employee Benefits .......................................................      19
3.15. Environmental Matters ....................................................................      19
3.16. Insurance ................................................................................      20
3.17. Disclosure ...............................................................................      20


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ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY BUYER .............................................      20
4.1. Organization and Standing .................................................................      20
4.2. Authorization .............................................................................      21
4.3. Required Consents; No Conflicts ...........................................................      21
4.4. Absence of Litigation .....................................................................      21
4.5. Qualification of Buyer ....................................................................      22
4.6. Disclosure ................................................................................      22

ARTICLE 5. PRE-CLOSING FILINGS AND UNDERTAKINGS ................................................      22
5.1. Applications for FCC Consent ..............................................................      22
5.2. Hart-Scott-Rodino .........................................................................      22
5.3. Sharing Information .......................................................................      23

ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLERS .................................................      23
6.1. Negative Covenants ........................................................................      23
      6.1(a) Dispositions; Mergers .............................................................      23
      6.1(b) Additional Agreements .............................................................      23
      6.1(c) Contract Breaches .................................................................      23
      6.1(d) Actions Affecting FCC Licenses or Contracts .......................................      24
6.2. Affirmative Covenants .....................................................................      24
      6.2(a) Normal Operations .................................................................      24
      6.2(b) FCC Matters .......................................................................      24
      6.2(c) Actions ...........................................................................      24
      6.2(d) Transfer Tax; Bulk Sales ..........................................................      24
      6.2(e) Access ............................................................................      24
      6.2(f) Encumbrances ......................................................................      25
      6.2(g) Insurance .........................................................................      25
      6.2(h) Violations ........................................................................      25
      6.2(i) Interruption in Broadcast Operations ..............................................      25
      6.2(j) Environmental Matters .............................................................      25
      6.2(k) Consents ..........................................................................      25
      6.2(l) Updating ..........................................................................      25
6.3.Confidentiality ............................................................................      25

ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER ...................................................      26
7.1. Confidentiality ...........................................................................      26
7.2. Actions ...................................................................................      26
7.3. Access ....................................................................................      27
7.4. Notice of Certain Events ..................................................................      27

ARTICLE 8. MUTUAL COVENANTS AND UNDERSTANDINGSOF SELLERS AND BUYER .............................      27
8.1. Possession and Control ....................................................................      27
8.2. Risk of Loss ..............................................................................      27
8.3. Allocation of Purchase Price ..............................................................      28
8.4. Public Announcements ......................................................................      28
8.5. Employee Matters ..........................................................................      28
8.6. Unwind Agreement ..........................................................................      29
8.7. Time Brokerage Agreement ..................................................................      29
8.8. Diplexing .................................................................................      29
8.9. Hockey Broadcasts .........................................................................      29

ARTICLE 9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION  TO CLOSE ................................      30
9.1. Representations and Covenants .............................................................      30
9.2. Consents ..................................................................................      30
9.3. Delivery of Documents .....................................................................      30
9.4. FCC Consent ...............................................................................      30
9.5  HSR .......................................................................................      31
9.5. Legal Proceedings .........................................................................      31
9.6. Title Insurance, Survey and Estoppel Certificates .........................................      31
9.7. Time Brokerage Agreement ..................................................................      32

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ARTICLE 10. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE ...............................      32
10.1. Representations and Covenants ............................................................      32
10.2. Delivery by Buyer ........................................................................      32
10.3. FCC Consent ..............................................................................      32
10.4. HSR ......................................................................................      32
10.5. Legal Proceedings ........................................................................      32
10.6. Time Brokerage Agreement .................................................................      33
10.7. Call Letters .............................................................................      33

ARTICLE 11. THE CLOSING ........................................................................      33
11.1. Closing ..................................................................................      33
11.2. Delivery by Sellers ......................................................................      33
      11.2(a) Contracts, Agreements and Instruments ............................................      33
      11.2(b) Consents .........................................................................      34
      11.2(c) UCC Report .......................................................................      34
      11.2(d) Certified Consents ...............................................................      34
      11.2(e) Members' Certificates ............................................................      35
      11.2(f) Expense Payment ..................................................................      35
      11.2(g) Opinions of Counsel ..............................................................      35
      11.2(h) Unwind Agreement .................................................................      35
      11.2(i) Other Documents ..................................................................      35
11.3. Delivery by Buyer ........................................................................      35
      11.3(a) Purchase Price Payment ...........................................................      35
      11.3(b) Buyer Documents ..................................................................      35
      11.3(c) Certified Resolutions and Corporate Documents ....................................      35
      11.3(d) Officers' Certificate ............................................................      36
      11.3(e  Expense Payment ..................................................................      36
      11.3(f) Opinion of Counsel ...............................................................      36
      11.3(g) Unwind Agreement .................................................................      36
      11.3(h) Grant of Call Letters ............................................................      36
      11.3(i) Other Documents ..................................................................      36

ARTICLE 12. SURVIVAL; INDEMNIFICATION ..........................................................      36
12.1. Survival of Representations ..............................................................      36
12.2. Indemnification by Sellers ...............................................................      37
12.3. Indemnification by Buyer .................................................................      37
12.4. Conditions of Indemnification ............................................................      38

ARTICLE 13. TERMINATION ........................................................................      40
13.1. Termination ..............................................................................      40
13.2. Effect of Termination ....................................................................      40

ARTICLE 14. REMEDIES ...........................................................................      41
14.1. Default by Sellers .......................................................................      41
14.2. Default by Buyer .........................................................................      41
14.3. Specific Performance .....................................................................      41
14.4. Remedies Not Exclusive ...................................................................      42

ARTICLE 15. GENERAL PROVISIONS .................................................................      42
15.1. Further Assurances .......................................................................      42
15.2. Mail .....................................................................................      42
15.3. Brokers ..................................................................................      42
15.4. Expenses .................................................................................      43
15.5. Notices ..................................................................................      43
15.6. Waiver ...................................................................................      44
15.7. Benefit and Assignment ...................................................................      45
15.8. Entire Agreement; Amendment ..............................................................      45
15.9. Severability .............................................................................      45
15.10. Headings ................................................................................      46
15.11. Governing Law ...........................................................................      46
15.12. Signature in Counterparts ...............................................................      46



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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of the 22nd day of February, 1999 by and among ONE-ON-ONE SPORTS LICENSE OF ILLINOIS, L.L.C., a Delaware limited liability company ("One-On-One License"), ONE-ON-ONE SPORTS RADIO OF ILLINOIS, L.L.C., a Delaware limited liability company ("One-On-One Radio") (One-On-One License and One-On-One Radio are collectively referred to herein as "Sellers"), and RADIO UNICA CORP., a Delaware corporation ("Buyer").

                                    RECITALS

         WHEREAS, One-On-One License is the licensee of radio station WIDB(AM), Chicago, Illinois, operating at 950 kHz (the "Station"); and

         WHEREAS, One-On-One License is a subsidiary of One-On-One Radio; and

         WHEREAS, Sellers wish to sell, and Buyer wishes to buy, all of the assets used or useful in connection with the ownership and operation of the Station, other than the Excluded Assets (as defined below), all in accordance with and subject to the terms and conditions set forth below; and

         WHEREAS, One-On-One Radio and Buyer are simultaneously entering into that certain Time Brokerage Agreement dated as of the date hereof (the "TBA"), whereby One-On-One Radio shall make available to Buyer substantially all of the broadcasting time on the Station from the Operational Commencement Date (as defined in the TBA) through and including the Closing Date (as defined herein).

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                           DEFINITIONS AND REFERENCES

         Unless the context otherwise specifies or requires, terms used herein shall have the respective meanings assigned thereto as follows (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

         ADDITIONAL AGREEMENTS means any and all Contracts, agreements and leases executed and delivered by Sellers between the date hereof and the Closing Date.


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         ADJUSTMENT DATE shall have the meaning specified in SECTION 2.5.

         AFFILIATE means, as to any entity, any other entity which owns, is owned by or is under common control with such entity.

         ASSETS shall have the meaning specified in SECTION 2.1.

         ASSIGNMENT APPLICATIONS shall have the meaning specified in SECTION
5.1.

         ASSIGNMENT OF CONTRACTS means an Assignment of Contracts, dated as of the Closing Date and executed by Sellers, in form and substance reasonably satisfactory to Buyer and Sellers with respect to Contracts as to which consents have been obtained pursuant to SECTION 6.2(K).

         ASSIGNMENT OF LEASES means an Assignment of Leases, dated as of the Closing Date and executed by Sellers, in form and substance reasonably satisfactory to Buyer and Sellers.

         ASSIGNMENT OF FCC LICENSES means an Assignment of FCC Licenses, dated as of the Closing Date and executed by One-On-One License, in form and substance reasonably satisfactory to Buyer and Sellers.

         ASSUMED LIABILITIES means the Scheduled Contracts and the Additional Agreements, and any liabilities and agreements assumed by Buyer hereunder.

         BILL OF SALE means a Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Sellers, in form and substance reasonably satisfactory to Buyer and Sellers.

         BUYER DOCUMENTS means, collectively, this Agreement and any other agreement to be executed and delivered by Buyer hereunder or as otherwise contemplated herein.

         BUYER INDEMNIFIED PARTIES shall have the meaning specified in SECTION 12.2.

         CLOSING means the closing of the purchase and sale of the Assets (other than the Excluded Assets) and the assumption of the Assumed Liabilities.

         CLOSING DATE means the time and date on which the Closing takes place, as established by SECTION 11.1.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMUNICATIONS ACT means the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated pursuant thereto.


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         CONTRACTS shall have the meaning specified in SECTION 2.1(D).

         DEEDS means the grant deed, dated as of the Closing Date and executed by One-On-One Radio, in form and substance reasonably satisfactory to Buyer, conveying the Owned Real Property to the Buyer in accordance with this Agreement.

         ENCUMBRANCES means any mortgages, pledges, liens, claims, security interests, agreements, restrictions, defects in title, easements or encumbrances.

         ENVIRONMENTAL LAWS means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. ss. 9601 ET Seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss. 2601 ET seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 ET Seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 9601 ET Seq.; the Clean Water Act ("CWA"), 33 U.S.C. ss. 1251 ET seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300F ET Seq.; the Clean Air Act ("CAA"), 42 U.S.C. ss. 7401 ET seq.; or any other applicable federal, state, or local laws, regulations, ordinances, decrees, rules, judgments, orders or directives now or hereinafter in effect relating to the protection of human health, safety or the environment, or otherwise relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal.

         ERISA mean Employee Retirement Income Security Act of 1974, as amended.

         ESCROW AGENT shall have the meaning specified in SECTION 2.4.

         ESCROW AGREEMENT shall have the meaning specified in SECTION 2.4.

         ESCROW DEPOSIT shall have the meaning specified in SECTION 2.4.

         ESTOPPEL CERTIFICATES shall have the meaning specified in SECTION
9.7(B).

         EXCLUDED ASSETS shall have the meaning specified in SECTION 2.2.

         FAA means the Federal Aviation Administration.

         FCC means the Federal Communications Commission.

         FCC CONSENT means an order or orders of the FCC consenting to the assignment to Buyer of the FCC Licenses for the Station.

         FCC LICENSES shall have the meaning specified in SECTION 2.1(A).

         FINAL ORDER means an FCC Consent as to which the time for filing a request for administrative or judicial review, or for instituting administrative review SUA SPONTE, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua SPONTE, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

         FIRPTA AFFIDAVIT means the Foreign Investment in Real Property Tax Act Certification and Affidavit, dated as of the Closing Date and executed by One-On-One Radio.

         GAAP means generally accepted accounting principles.

         GOVERNMENTAL APPROVALS shall have the meaning specified in SECTION 3.6(A).

         GOVERNMENTAL AUTHORITY means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state of the United States or the District of Columbia.

         HAZARDOUS MATERIALS means any wastes, substances, or materials (whether solids, liquids or gases) that are defined or regulated as hazardous or toxic under any Environmental Law, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in any Environmental Laws. "Hazardous Materials" includes, without limitation, polychlorinated biphenyls (PCBs), asbestos, lead-based paints and petroleum and petroleum products.

         INDEMNIFIED PARTY and INDEMNIFYING PARTY shall have the respective meanings specified in SECTION 12.4(A).

         INTELLECTUAL PROPERTY shall have the meaning specified in SECTION
2.2(H).

         IRS means the Internal Revenue Service.

         LEASED IMPROVEMENTS shall have the meaning specified in SECTION 3.6(B).

         LEASED REAL PROPERTY shall have the meaning specified in SECTION
3.6(B).

         LEASES shall have the meaning specified in SECTION 3.6(B).

         LOSSES means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages (including diminution in value), liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation to, interest, penalties and reasonable attorneys' fees and disbursements.

         MATERIAL ADVERSE EFFECT means, except as otherwise specifically provided herein, any event or condition which has a material adverse effect (financial or otherwise) on the Assets, other than the Excluded Assets, to be acquired hereunder, taken as a whole.

         MATERIAL CONTRACTS means those Scheduled Contracts that are designated as Material Contracts in SCHEDULE 2.1(D).

         ORDINARY COURSE OF BUSINESS means, with respect to Sellers, the ordinary course of business consistent with past practices of Sellers.

         PERMITTED ENCUMBRANCES means (a) easements that do not materially adversely affect the full use and enjoyment of the Real Property for the purposes for which it is currently used or detract from the value of the Real Property in any material respect; (b) imperfections of title and non-consensual encumbrances, if any, which, in the aggregate, do not detract from the marketability or value of the properties subject thereto in any material respect and do not impair the operations of the owner thereof; (c) liens for taxes not yet due and payable; and (d) liens of Sellers' lenders, all of which shall be removed at the Closing.

         PURCHASE PRICE shall have the meaning specified in SECTION 2.3.

         REAL PROPERTY shall have the meaning specified in SECTION 2.1(B).

         SCHEDULED CONTRACTS means those Contracts listed or described in
SCHEDULE 2.1(D).

         SELLERS' INDEMNIFIED PARTIES shall have the meaning specified in
SECTION 12.3.

         SELLERS' TAX RETURNS means all federal, state, local, foreign and other applicable Tax returns and declarations of estimated Tax reports required to be filed with respect to the ownership or operation of the Station.

         STATEMENT OF EXPENSES shall have the meaning specified in SECTION 3.13.

         STATION shall have the meaning set forth in the recitals.

         SURVEY shall have the meaning specified in SECTION 9.7(C).

         TAXES means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

         TBA shall have the meaning set forth in the recitals.

         TITLE POLICIES shall have the meaning specified in SECTION 9.7(A).

         TRANSACTION DOCUMENTS means, collectively, this Agreement, the Assignment of Leases, the Bill of Sale, the Assignment of FCC Licenses, the Assignment of Contracts, the Grant Deed, the FIRPTA Affidavit and any other agreements to be executed and delivered by any Sellers hereunder or as otherwise contemplated herein.

         TRANSMITTER SITES shall mean that leased site located at 1500 - 1524 South Western Avenue, Chicago, Illinois and that owned site located at 3 East Muskegon Road, Burnham, Illinois.

         WARN ACT shall have the meaning specified in SECTION 8.5.

                                   ARTICLE 2.

         SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ADJUSTMENTS; ASSUMPTION OF LIABILITY

               2.1. ASSET SALE AND PURCHASE OF ASSETS.

         Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Sellers, all of Sellers' right, title and interest in the following property, free and clear of all mortgages, security interests, liens or similar claims by third parties (other than Permitted Encumbrances), but excluding the Excluded Assets described in SECTION 2.2 (collectively, the "Assets"). Subject to the provisions of SECTIONS 2.2 and 6.1(A), Assets shall include all such assets (excluding the Excluded Assets) existing on the date hereof and all such assets acquired between the date hereof and midnight (Central Time) on the date immediately preceding the Closing Date.

         The Assets shall consist of all of Sellers' right, title and interest in, to and under the following:


                  2.1(a) FCC LICENSES. All licenses, permits and other authorizations issued by the FCC to Sellers for the operation of the Station (the "FCC Licenses"), including without limitation those listed or described in
SCHEDULE 2.1(A), and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto;

                  2.1(b) REAL PROPERTY. All realty, fixtures, easements, rights of way, leasehold interests in real estate, buildings and improvements, including any undivided interest in any of the foregoing, located at or pertaining to the Transmitter Sites ("Real Property"), including but not limited to those listed or described in SCHEDULE 2.1(B);

                  2.1(c) TANGIBLE PERSONAL PROPERTY. All of the furniture, fixtures, furnishings, machinery, computers, equipment (mobile or otherwise), inventory, supplies, antenna installations, towers, office materials and other tangible property located at the Transmitter Sites used or useful in the operation of the Station (it being expressly acknowledged that no studio facility is used by the Station or is being conveyed to Buyer), including but not limited to the property listed or described in SCHEDULE 2.1(C), but excluding the property listed or described in SCHEDULE 2.2(J);

                  2.1(d) CONTRACTS. The contracts, commitments, plans, agreements, leases, arrangements, undertakings and licenses, including Additional Agreements, which relate to the ownership, operation, business or use of the Station or any of the Assets (collectively, "Contracts") which are listed or described in SCHEDULE 2.1(D);

                  2.1(e) FILES AND RECORDS. All engineering, business and other books, customer lists, papers, logs, files and records pertaining to the Assets, including without limitation all records required by the FCC to be kept by the Station;

                  2.1(f) THIRD-PARTY CLAIMS. All rights and claims of Sellers whether mature, contingent or otherwise, against third parties relating to the Assets (other than the Excluded Assets), whether in tort, contract, or otherwise, under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors; and

                  2.1(g) PERMITS AND LICENSES. All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used by Sellers in connection with the business and operation of the Station and ownership of the Assets and all pending applications therefor.

         2.2. EXCLUDED ASSETS.

                  Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Sellers, to the extent in existence at midnight (Central Time) on the date immediately preceding the Closing Date, all assets not specified in SECTION 2.1, including the following assets (collectively, the "Excluded Assets"):

                  2.2(a) THIRD PARTY CLAIMS. All rights and claims of Sellers, including any Affiliate thereof, against third parties relating to Taxes and to property or equipment repaired, replaced or restored by Sellers prior to the Closing;

                  2.2(b) PERSONAL PROPERTY DISPOSED OF. All tangible personal property disposed of in the Ordinary Course of Business as permitted by this Agreement;

                  2.2(c) INSURANCE. All contracts of insurance and any life insurance plans and the assets thereof, including, without limitation, prepaid insurance expenses; and all insurance proceeds or claims of Sellers relating to property or equipment repaired, replaced or restored by Sellers prior to the Closing;

                  2.2(d) CERTAIN BOOKS AND RECORDS. All of (i) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of the Sellers relating to the Assets, (ii) all records prepared by or on behalf of Sellers in connection with the sale of the Station, (iii) all records and documents relating to any Excluded Assets, and
(iv) all records and documents not related to the Assets or the operation of the Station;

                  2.2(e) RIGHTS UNDER THIS AGREEMENT. All of the Sellers' rights under or pursuant to this Agreement or any other rights in favor of Sellers pursuant to the other agreements contemplated hereby;

                  2.2(f) EXCLUDED CONTRACTS. All Contracts that have terminated or expired prior to the Closing in the Ordinary Course of Business or as otherwise permitted by this Agreement and all contracts, commitments, plans, agreements, leases, arrangements, undertakings and licenses not identified in
SCHEDULE 2.1(d), including, without limitation, all employment agreements;

                  2.2(g) CASH, RECEIVABLES AND CASH EQUIVALENTS. All cash, inter-company receivables, account receivables, note receivables, bank deposits, prepayments, overpayments, other cash equivalents and/or investment securities;

                  2.2(h) INTELLECTUAL PROPERTY. The name "One-On-One Sports" or any derivation thereof and all of Sellers' rights in and to the call letters of the Station (the "Intellectual Property"), and all goodwill associated therewith;

                  2.2(i) OFF-SITE EQUIPMENT. All tangible personal property not located at the Transmitter Sites; and

                  2.2(j) EXCLUDED TRANSMITTER SITES EQUIPMENT. All proprietary satellite remote equipment relating to the Station, including, without limitation, all equipment listed or described on SCHEDULE 2.2(J).

         2.3. CONSIDERATION.

                  Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration for the conveyance and assignment of the Assets described herein, in addition to the assumption of Assumed Liabilities by Buyer as set forth in SECTION 2.6, Buyer will pay Sellers an aggregate amount of Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) in cash, as adjusted pursuant to SECTION 2.5 (the "Purchase Price") on the Closing Date by wire transfer of immediately available funds to such bank or other financial institution as shall be designated by Sellers at least one (1) business day prior to the Closing Date.

         2.4. ESCROW DEPOSIT.

         Upon the execution of this Agreement, Buyer shall deposit the amount of One Million Dollars ($1,000,000) into escrow (the "Escrow Deposit"). The total Escrow Deposit shall be held by The Chase Manhattan Bank (together with any successor thereto, the "Escrow Agent") pursuant to the terms and conditions of the escrow agreement executed on the date hereof (the "Escrow Agreement") in the form of EXHIBIT A hereto. At the Closing, the Escrow Deposit and the interest earned thereon, if any, shall be paid to Buyer. If the Closing does not occur due to the reason specified in SECTION 14.2 hereof, the Escrow Deposit shall be paid to Sellers as liquidated damages as specified in SECTION 14.2 and the interest earned thereon, if any, shall be paid to Buyer. If the Closing does not occur for any other reason, the total Escrow Deposit, together with any interest earned thereon, shall be returned to Buyer.

         2.5. ADJUSTMENTS.

                  The operation of the Station and the normal operating expenses attributable thereto through midnight (Central Time) of the day immediately preceding the Closing Date (the "Adjustment Date") shall be for the account of Sellers and thereafter for the account of Buyer, and all such expenses (other than expenses excluded from Assumed Liabilities, none of which shall be payable by the Buyer) shall be allocated, charged or prorated accordingly. Expenses for goods or services received both before and after the Adjustment Date, power and utilities charges, commissions, license fees, and rents and similar prepaid and deferred items shall be prorated between Sellers and Buyer as of the Adjustment Date in accordance with GAAP. All property taxes, special assessments and similar charges or liens imposed against the Real Property and personal property attributable to any period of time up to and including the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Sellers, and amounts payable with respect to such special assessments, charges or liens attributable to any period of time after the Adjustment Date shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. To the extent that any of the foregoing prorations and adjustments cannot be determined as of the Closing Date, Buyer and Sellers shall conduct a final accounting and make any further payments, as required, on a date mutually agreed upon, but in any event within ninety (90) days after the Closing and the net amount, if any, due to or due from Buyer as the result of such prorations and adjustments shall be paid to or by Buyer, as the case may be, within fifteen
(15) business days following such final accounting.

         2.6. ASSUMPTION OF LIABILITIES.

                  2.6(a) At the Closing, Buyer shall assume and become liable for the following: (i) the liabilities and obligations of Sellers attributable to all periods after the Adjustment Date under the Scheduled Contracts and (ii) the liabilities and obligations of Sellers attributable to all periods after the Adjustment Date under any Additional Agreements entered into after the date hereof in compliance with SECTION 6.1(B).

                  2.6(b) Except for (i) those liabilities and obligations expressly assumed by Buyer pursuant to SECTION 2.6(A) hereof, (ii) those liabilities for which Buyer has received a credit under SECTION 2.5, and (iii) liabilities and obligations of Sellers arising under Contracts (exclusive of Additional Agreements) which are not Scheduled Contracts but which Buyer, in its sole discretion, elects to assume on or after the Closing Date, Buyer shall have no responsibility for any liabilities or obligations of any kind or description whether connected with the business and operations of the Station or the Sellers, including to any employee of Sellers, or otherwise arising from the ownership or operation of any of the Assets or the business and operations of the Station or the Sellers prior to the Closing Date.

                  2.6(c) After the Closing Date, Sellers shall have no responsibility (i) for any Assumed Liabilities or (ii) in connection with any Permitted Encumbrances.

                                   ARTICLE 3.

                    REPRESENTATIONS AND WARRANTIES BY SELLERS

                  Sellers represent and warrant to Buyer as follows:

         3.1. ORGANIZATION AND STANDING.

                  Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted. Each Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Neither the nature of the business of the Station, nor the character of the properties owned, leased or otherwise held by Sellers for use in the Station's business makes any qualification necessary in any other state, country, territory or jurisdiction other than as set forth in SCHEDULE 3.1 and each Seller is qualified to do business in any such jurisdictions.

         3.2. AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and the other Transaction Documents to be executed and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other proceedings on the part of each Seller and no other corporate or other proceedings or actions on the part of either Seller, their respective managers or their respective members is necessary therefor. This Agreement constitutes, and upon execution and delivery each other Transaction Document will constitute, a valid and binding agreement and obligation of each Seller, enforceable in accordance with their respective terms.

         3.3. COMPLIANCE WITH LAWS.

                  Sellers are not in violation of, and have not received any notice asserting any material noncompliance by Sellers with, any applicable statute, law, rule or regulation, whether federal, state, local or otherwise, in connection with the ownership of the Assets. Sellers have complied and are in compliance, in all material respects, with all laws, regulations and governmental orders applicable to Sellers' operation of the Station and ownership of the Assets. Sellers have obtained and hold all permits, licenses and approvals (none of which has been rescinded and all of which are in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Station in accordance with applicable law, as presently conducted and to own, use and maintain the Assets.

         3.4. REQUIRED CONSENTS; NO CONFLICTS.

                  3.4(a) Except (i) as set forth in SCHEDULE 3.4(A); (ii) those consents, approvals, authorizations, permits, filings or notifications required in connection with the filings referred to in SECTIONS 5.1 AND 5.2; (iii) the consents of third parties to the assignment of the Contracts as indicated on
SCHEDULE 2.1(D); and (iv) those consents, approvals, authorizations, permits, filings or notifications which would not materially affect Sellers' ability to consummate the transactions contemplated by this Agreement, the execution, delivery and performance by Sellers of the Transaction Documents will not require the consent, approval, authorization or permit of, or filing with, or notification to any person, entity or Governmental Authority.

                  3.4(b) Except as set forth in SCHEDULE 3.4(B), the execution and delivery of the Transaction Documents, the fulfillment of and the compliance with the respective terms and provisions of each, and the consummation of the transactions described in each, do not and will not (i) conflict with or violate any law, regulation, order, award, judgment, injunction or decree applicable to or affecting Sellers, the Assets (other than the Excluded Assets) or the Station, (ii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract to which either Seller is a party or by which either Seller is bound or to which any of the Assets or the Station is subject or affected (except with respect to consents of third parties referred to in SECTION 3.4(A)), or result in the creation of any Encumbrance upon the Assets, or (iii) conflict with or violate any provision of either Seller's certificate of formation or limited liability company agreement, except, in each case, as would not materially affect Sellers' ability to consummate the transactions contemplated by this Agreement.

         3.5. ABSENCE OF LITIGATION.

                  Except as set forth and described in SCHEDULE 3.5, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the best of Sellers' knowledge, threatened against, affecting or involving the Assets, the Station or the business and operations of the Station, or the transactions contemplated by this Agreement or any other Transaction Document, at law or in equity, or before or by any court, arbitrator or Governmental Authority, and the Station is not operating under or subject to an order, award, judgment, writ, decree, determination or injunction of any court, arbitrator or Governmental Authority.

         3.6. REAL PROPERTY.

                  3.6(a) OWNED REAL PROPERTY. All of the real property owned by Sellers is identified on SCHEDULE 2.1(B) (collectively referred to herein as the "Owned Real Property").

                           (i) TITLE AND DESCRIPTION.  Except as disclosed on
SCHEDULE 2.1(B), Seller has good, record and marketable fee simple title to the Owned Real Property, in all cases free and clear of all mortgages, deeds of trust, ground leases, security interests or similar encumbrances, liens, assessments, leases and tenancies, licenses, claims, rights of first refusal, options, covenants, conditions, restrictions, rights of way, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Owned Real Property, except in all cases for Permitted Encumbrances. The descriptive information concerning the Owned Real Property set forth on SCHEDULE 2.1(B) is complete, accurate, true and correct in all material respects.

                           (ii)  PHYSICAL CONDITION.  Except as set forth on
SCHEDULE 2.1(B), there is no defect in the physical condition of any improvements located on or constituting a part of the Owned Real Property (the "Improvements"). The Owned Real Property, including, without limitation, the Improvements, is in good condition and repair and is adequate for the uses to which it is being put, and the Owned Real Property is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. To the best of Sellers' knowledge, the soil condition of the Owned Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

                           (iii) UTILITIES.  To the best of Sellers' knowledge,
all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Owned Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Owned Real Property as it is now improved and are in good operating condition except in each case as will not materially interfere with or impair the use, occupancy or operation of the Owned Real Property as it is currently used, occupied or operated.

                           (iv)  COMPLIANCE WITH LAW; GOVERNMENT APPROVALS.
Sellers have received no notice from any Governmental Authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Owned Real Property that has not been heretofore corrected, and no such violation or violations now exist which would materially interfere with or impair the use, occupancy or operation of the Owned Real Property as it is currently used, occupied or operated. The Improvements located on or constituting a part of the Owned Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all certificates of occupancy, licenses, permits and authorizations required by law, ordinance, code or regulation or by any governmental or private authority having jurisdiction over the ownership or operation of the Sellers' business or any of the Assets, including the Station and the Owned Real Property or any portion thereof, or the occupancy thereof or any present use thereof, exclusive of the FCC Consents (hereafter, collectively, "Governmental Approvals") except such non-compliance as will not materially interfere with or impair the use, occupancy or operation of the Owned Real Property as it is currently used, occupied or operated. All Governmental Approvals required by law, ordinance, code, regulation or otherwise to be held by the owner of any of the Owned Real Property shall be transferred to Buyer at Closing, if and to the extent transferrable. Except as set forth in SCHEDULE 2.1(B), the conveyance of the Owned Real Property to Buyer includes all rights to the use of any off-site facilities necessary to ensure compliance with all such laws, ordinances, codes and regulations. There is legally enforceable pedestrian and vehicular access to the Owned Real Property.

                           (v)   REAL PROPERTY TAXES.  Except as set forth in
SCHEDULE 2.1(B), Sellers have received no notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Owned Real Property.

                           (vi) CONDEMNATION.  There is no pending or, to the
best of Sellers' knowledge, threatened condemnation of all or any part of the Owned Real Property.

                           (vii) INSURABILITY.  Sellers have received no notice
from any insurance company of any material defects or inadequacies in the Owned Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

                  3.6(b) LEASED REAL PROPERTY. All of the real property leased by Sellers as tenant or lessee is identified on SCHEDULE 2.1(B) (collectively referred to herein as the "Leased Real Property").

                           (i)   LEASES.  All of the leases of any of the Leased
Real Property (collectively, the "Leases") are as set forth on SCHEDULE 2.1(B). The copies of the Leases set forth in SCHEDULE 2.1(B) are complete, accurate, true and correct copies of each of the Leases. The information with respect to each of the Leases set forth in SCHEDULE 2.1(B) is complete, accurate, true and correct in all material respects. With respect to each of the Leases, except as set forth on SCHEDULE 2.1(B):

                                 (A) each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

                                 (B) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease except, in all cases as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any respect;

                                 (C) all obligations of the tenant or lessee under the Leases that have accrued have been performed, and neither Seller is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by either Seller except, in all cases, as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any respect; and

                                 (D) except as set forth on SCHEDULE 2.1(B), there are no consents of any landlord or lessor required to transfer the Leased Real Property to Buyer.

                           (ii)  TITLE AND DESCRIPTION. Sellers hold valid and
enforceable leasehold interests in the Leased Real Property pursuant to the Leases, subject only to the rights of the landlord or lessor under the Leases and Permitted Encumbrances.

                           (iii) PHYSICAL CONDITION. Except as set forth on
SCHEDULE 2.1(B), there is no defect in the physical condition of any improvements located on or constituting a part of the Leased Real Property (the "Leased Improvements"). The Leased Real Property, including, without limitation, the Leased Improvements, is in good condition and repair and is adequate for the uses to which it is being put, and the Leased Real Property is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. To the best of Sellers' knowledge, the soil condition of the Leased Real Property is such that it will support all of the improvements thereon for the foreseeable life of the improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations.

                           (iv)  UTILITIES. To the best of Seller's knowledge,
all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the Leased Real Property as it is now improved and operated are installed and connected pursuant to valid permits, are sufficient to service the Leased Real Property and are in good operating condition except in such case as will not materially interfere with or impair the use, occupancy or operation of the Leased Real Property as it is currently used, occupied or operated.

                           (v) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS.
Sellers have received no notice from any Governmental Authority of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Leased Real Property that has not been heretofore corrected, and no such violation or violations now exist that would materially interfere with or impair the use, occupancy or operation of the Leased Real Property as it is currently used, occupied or operated. The Leased Improvements located on or constituting a part of the Leased Real Property and the construction, installation, use and operation thereof (including, without limitation, the construction, installation, use and operation of any signs located thereon) are in compliance with all applicable municipal, state, federal or other governmental laws, ordinances, codes, regulations, licenses, permits and authorizations, including, without limitation, applicable zoning, building, fire, water, use or health laws, ordinances, codes, regulations, licenses, permits and authorizations, and there are presently in effect all Governmental Approvals except such non-compliance as will not materially interfere with or impair the use, occupancy or operation of the Leased Real Property as it is currently used, occupied or operated. All Governmental Approvals required by law, ordinance, code, regulation or otherwise to be held by the tenant of any of the Leased Real Property shall be transferred to Buyer at Closing, if and to the extent transferrable. Except as set forth in SCHEDULE 2.1(B), the assignment of the Leased Real Property to Buyer includes all rights to the use of any off-site facilities necessary to ensure compliance in all material respects with all such laws, ordinances, codes and regulations. There is legally enforceable pedestrian and vehicular access to the Leased Real Property.

                           (vi) REAL PROPERTY TAXES. Except as set forth in
SCHEDULE 2.1(B), Sellers have received no notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Leased Real Property.

                           (vii) CONDEMNATION. There is no pending or, to the
best of Sellers' knowledge, threatened condemnation of all or any part of the Leased Real Property.

                           (viii) INSURABILITY. Sellers have received no notice
from any insurance company of any material defects or inadequacies in the Leased Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

         3.7. PERSONAL PROPERTY.

                  SCHEDULE 2.1(C) contains a complete description of all of Sellers' machinery, equipment and other tangible personal property that is located at the Transmitter Sites and is material to the operation of the Station (other than Excluded Assets) (collectively, the "Material Equipment"). Sellers have good and marketable title to all of the Material Equipment. None of such Material Equipment is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge, except for Permitted Encumbrances. The Material Equipment is sufficient for Buyer to continue the operations of the Station in accordance with applicable law as conducted by Sellers. Except as otherwise specified in SCHEDULE 2.1(C), all Material Equipment of Sellers is in good repair and working order, ordinary wear and tear excepted, and Sellers have maintained all Material Equipment in compliance with good engineering and customary business practice and all Material Equipment is otherwise sufficient to permit the Station to operate in accordance with the FCC Licenses and the rules and regulations of the FCC.

         3.8. FCC MATTERS.

                  3.8(a) One-On-One License holds the FCC Licenses set forth and described on SCHEDULE 2.1(A). The FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are necessary or required for and/or used in the business and operations of the Station. The FCC Licenses are valid and in full force and effect through the dates set forth on SCHEDULE 2.1(A). Except as set forth on SCHEDULE 2.1(A), no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting radio broadcast stations generally and the proceedings set forth in SCHEDULE 3.8(A) hereto, no application, complaint, action or proceeding is pending or, to the best of Sellers' knowledge, threatened that may result in the (i) denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, (iii) the issuance of a cease-and-desist order, or (iv) the imposition of any administrative or judicial sanction with respect to the Station.

                  3.8(b) The Station, its physical facilities, electrical and mechanical systems and transmitting equipment (i) are being operated in all respects in compliance with the specifications of the applicable FCC Licenses, and (ii) are being operated in compliance in all respects with all requirements of the Communications Act. Sellers have complied with all requirements of the FCC and the FAA with respect to the construction and/or alteration of Sellers' antenna structures, and "no hazard" determinations for each antenna structure have been obtained.

                  3.8(c) Sellers and the Station are in compliance with the Communications Act.

                  3.8(d) Sellers know of no facts, conditions or events relating to Sellers or the Station that might cause the FCC to have a legally valid basis to deny the assignment of the FCC Licenses as provided for in this Agreement or not to renew any of the FCC Licenses in the ordinary course.

         3.9. INTELLECTUAL PROPERTY.

                   Sellers do not have any knowledge and have not received any notice to the effect that their use of the Intellectual Property in their renderings of services relating to the business of the Station infringes on any Intellectual Property right of another. Sellers have the right pursuant to the rules and regulations of the FCC to the use of the call letters "WIDB".

         3.10. REPORTS AND RECORDS.

                  All reports, statements and other documents relating to the Station currently required to be filed by Sellers with the FCC or any other Governmental Authority in connection with, or as a result of, Sellers' operation of the Station or ownership of the Assets have been filed and complied with and were true, correct and complete in all material respects when filed. All such reports, statements and other documents shall continue to be filed on a current basis until the Closing Date, and will be true, correct, and complete in all respects.

         3.11. MATERIAL CONTRACTS; SCHEDULED CONTRACTS.

                  SCHEDULE(D) contains a listing and true copies of all Material Contracts as of the date hereof. Each Scheduled Contract is in full force and effect, and constitutes a legal, valid and binding obligation of, and is legally enforceable against the applicable Seller. Each Seller, where applicable, and, to the best of such Seller's knowledge, the other parties thereto, have complied with all of the provisions of such Scheduled Contracts and are not in default thereunder in any material respect, and there has not occurred any event which (whether with or without notice or lapse of time) would constitute such a default. To Sellers' knowledge, there has not been any threatened cancellation of any Scheduled Contract or any outstanding dispute thereunder.

         3.12. TAXES.

                  3.12(a) Each Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed or caused to be filed all Sellers' Tax Returns required to be filed by such Seller on or before the Closing Date with respect to all applicable Taxes and have paid all Taxes shown to be due on such Sellers' Tax Returns.

                  3.12(b) There is no action, suit, proceeding, audit, investigation or claim pending or, to Sellers' knowledge, threatened in respect of any Taxes for which either Seller is liable, nor, to Sellers' knowledge, has any deficiency or claim for any such Taxes been proposed, asserted or threatened.

         3.13. FINANCIAL INFORMATION.

                  Attached hereto as SCHEDULE 3.13 is a listing of the approximate monthly operating expenses incurred by Sellers in connection with their ownership and operation of the Station (the "Statement of Expenses"). The Statement of Expenses presents fairly the estimated monthly expenses of Sellers and does not materially understate the true costs and expenses of conducting the business or operations of the Station as currently conducted by Sellers or otherwise materially inaccurately reflect the operations of the Station.

         3.14. LABOR RELATIONS; EMPLOYEE BENEFITS

                  Sellers are in compliance in all material respects with all applicable laws and regulations relating to employment at the Station including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, unemployment compensation, workers' compensation and employee benefits. There are no collective bargaining agreements, employment agreements between Sellers and their employees not terminable at will or professional service contracts not terminable at will relating to the Station or the business and operations thereof. The consummation of the transactions contemplated hereby will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity, or any liability under any employee benefit plans of Sellers, including, without limitation, any liability under the Code or ERISA.

         3.15. ENVIRONMENTAL MATTERS.

                  3.15(a) There are no pending or, to the best of Sellers' knowledge, threatened actions, suits, claims, legal proceedings or other proceedings based on, and Sellers have not received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to: (i) the presence at any part of the Real Property of Hazardous Materials; (ii) the release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or the Assets of Sellers; (iv) any facility operations or procedures of Sellers relating to the Station or the Assets that do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from any of Sellers' activities relating to the Station or the Assets involving Hazardous Materials.

                  3.15(b) Each Seller is in compliance, in all material respects, with all applicable Environmental Laws, including having obtained and maintained all permits, licenses, certificates, and approvals required under any Environmental Law. A true and complete list of all such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in SCHEDULE 3.15(B).

                  3.15(c) To the best of Sellers' knowledge, there have been no releases of Hazardous Materials on, at, in, under or from the Real Property that would require investigation and/or remediation under any applicable Environmental Law.

                  3.15(d) Other than in compliance with the Communications Act, the operation of the Station does not cause or result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guides" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 kHz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute. Renewal of the FCC Licenses would not constitute a "major action" within the present meaning of Section 1.1301, ET SEQ., of the FCC's rules.

         3.16. INSURANCE.

                  SCHEDULE 3.16 contains a list of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets (other than the Excluded Assets) or the business and operations of the Station and owned or held by Sellers as of the date hereof. All such policies are in full force and effect.

         3.17. DISCLOSURE.

                  The representations and warranties of Sellers in this Agreement and the other information furnished by Sellers to Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make such information not materially misleading. Except for facts affecting the radio industry generally, there is no fact known to either Seller which can reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES BY BUYER

                  Buyer represents and warrants to Sellers as follows:

         4.1. ORGANIZATION AND STANDING.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted. Buyer has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         4.2. AUTHORIZATION.

                  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and no other corporate proceedings or actions on the part of Buyer, its board of directors or its shareholders is necessary therefor. This Agreement constitutes a valid and binding agreement and obligation of Buyer, enforceable in accordance with its terms.

         4.3. REQUIRED CONSENTS; NO CONFLICTS.

                  4.3(a) Except in connection with the filings referred to in SECTIONS 5.1 AND 5.2, the execution, delivery and performance by Buyer of this Agreement will not require the consent, approval, authorization or permit of, or filing with, or notification to any person, entity or Governmental Authority, except which would not materially affect Buyer's ability to consummate the transactions contemplated by this Agreement.

                  4.3(b) The execution and delivery of this Agreement, the fulfillment of and the compliance with the terms and provisions hereof, and the consummation of the transactions described herein, do not and will not (i) conflict with or violate any law, regulation, order, award, judgment, injunction or decree applicable to or affecting Buyer, (ii) conflict with or result in any breach of or constitute any default (or an event which with notice or the lapse of time or both would become a default) under any contract to which Buyer is a party or by which Buyer is bound or to which any of the Buyer's assets are subject or affected, or result in the acceleration of any indebtedness of Buyer, or (iii) conflict with or violate any provision of Buyer's certificate of incorporation or by-laws, except, in each case, as would not materially affect Buyer's ability to consummate the transactions contemplated by this Agreement.

         4.4. ABSENCE OF LITIGATION.

                  There is no action, suit, investigation, claim, arbitration or litigation pending or, to the best of Buyer's knowledge, threatened against, affecting or involving the transactions contemplated by this Agreement or that would affect Buyers' ability to perform its obligations under this Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Authority, and the Buyer is not operating under or subject to an order, award, judgment, writ, decree, determination or injunction of any court, arbitrator or Governmental Authority that would affect the transactions contemplated by this Agreement or its ability to perform its obligations under this Agreement.

         4.5. QUALIFICATION OF BUYER.

                  Buyer knows of no facts or circumstances that would cause Buyer not to meet any qualification to be the assignee of the FCC Licenses or that Buyer believes will delay a routine grant of the Assignment Applications.

         4.6. DISCLOSURE.

                  The representations and warranties of Buyer in this Agreement and the other information furnished by Buyer to Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make such information not misleading.

                                   ARTICLE 5.

                      PRE-CLOSING FILINGS AND UNDERTAKINGS

         5.1. APPLICATIONS FOR FCC CONSENT.

                  As promptly as practicable and no later than ten (10) days following the execution of this Agreement, Sellers and Buyer shall jointly file one or more applications with the FCC requesting its consent to the assignment of the FCC Licenses for the Station from Sellers to Buyer (the "Assignment Applications"). Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested, and use their respective reasonable commercial efforts to resolve and/or overcome objections that may be asserted by the FCC or any third party, in order to obtain promptly the requested consent and approval of the Assignment Applications by the FCC. Notwithstanding anything in this Agreement to the contrary, this SECTION 5.1 shall survive the Closing until the FCC Consent becomes a Final Order. No assignment of the FCC Licenses shall occur without the prior written consent of the FCC.

         5.2. HART-SCOTT-RODINO.

                  As promptly as practicable and no later than ten (10) days following the execution of this Agreement, Sellers and Buyer shall complete any filing (each a "HSR Filing") that may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all laws promulgated thereto or in connection therewith ("HSR"), or shall mutually agree that no such filing is required. Sellers and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with the requirements of HSR. Sellers and Buyer shall use their respective reasonable commercial efforts to resolve and/or overcome objections that may be asserted under HSR or any other antitrust law in connection with the transactions contemplated by this Agreement.

         5.3. SHARING INFORMATION.

                  Each party hereto shall as promptly as possible, and in any event within two (2) business days, inform the other of any material communications between such party and the FCC or any other Governmental Authority regarding this Agreement or the transactions contemplated hereby. If any party receives a request for additional information or documentary material from any such Governmental Authority, then such party shall endeavor in good faith to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response to such request.

                                   ARTICLE 6.

                       COVENANTS AND AGREEMENTS OF SELLERS

                  Subject to SECTION 8.1 below, Sellers covenant and agree with Buyer as follows:

         6.1. NEGATIVE COVENANTS.

                  Pending and prior to the Closing, Sellers will not, without the prior written consent or approval of Buyer, which shall not be unreasonably withheld, do or agree to do any of the following, as such actions relate to the Station or the Assets:

                  6.1(a) DISPOSITIONS; MERGERS. Sell, assign, lease or otherwise transfer or dispose of any of the Assets; or merge or consolidate with or into any other entity or enter into any Contracts relating thereto; PROVIDED, HOWEVER, that Sellers may sell, assign, lease or otherwise transfer or dispose of any Asset in the Ordinary Course of Business provided that either (i) it is replaced or (ii) the sale proceeds in respect of such Asset are held for the benefit of the Buyer.

                  6.1(b) ADDITIONAL AGREEMENTS. Acquire or enter into any Additional Agreements except in the Ordinary Course of Business, or renew, extend, amend, alter, modify, replace or otherwise change any Scheduled Contract, except in the Ordinary Course of Business or as set forth on SCHEDULE 6.1(B).

                  6.1(c) CONTRACT BREACHES. Do or omit to do any act (or permit such action or omission) which will cause a material breach of any Contract to which either Seller is a party or by which either Seller is bound.

                  6.1(d) ACTIONS AFFECTING FCC LICENSES OR CONTRACTS. Take any action that jeopardizes the validity or enforceability of or rights under the FCC Licenses, or take any action under any Scheduled Contract that would have a Material Adverse Effect.

         6.2. AFFIRMATIVE COVENANTS.

                  Pending and prior to the Closing Date, Sellers will, as such actions relate to the Station or the Assets:

                  6.2(a) NORMAL OPERATIONS. Subject to the terms and conditions of this Agreement (including, without limitation, SECTION 6.1) (i) carry on the business and activities of the Station in the Ordinary Course of Business; (ii) pay or otherwise satisfy all obligations (cash and barter) of the Station in the Ordinary Course of Business; (iii) maintain all Assets in customary repair, order and condition; and (iv) maintain their books of account, records, and files in substantially the same manner as heretofore maintained.

                  6.2(b) FCC MATTERS. (i) Maintain the validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC; and (ii) deliver to Buyer, within ten (10) business days after filing, copies of any reports, applications or responses to the FCC related to the Station that are filed between the date of this Agreement and the Closing Date.

                  6.2(c) ACTIONS. Take all actions under the applicable laws and regulations of any state having jurisdiction over Sellers necessary to effectuate the transactions contemplated by this Agreement and by the other Transaction Documents.

                  6.2(d) TRANSFER TAX; BULK SALES. If any laws pertaining to bulk sales apply to the transactions contemplated hereby, Sellers will indemnify the Buyer against any and all debts, claims, unpaid bills, attachments, injunctions or other writs and against any and all loss on account of charges, assessments, damages or expenses incurred by the Buyer, except to the extent assumed by the Buyer hereunder, on account of failure to comply with such laws pertaining to bulk sales. Payment of any claims under the immediately preceding sentence shall be made promptly in cash upon demand.

                  6.2(e) ACCESS. Sellers shall (i) give to Buyer and Buyer's authorized representatives access during normal business hours to Sellers' properties, books, records, Contracts, commitments, Transmitter Sites facilities, premises, and equipment and to Sellers' officers and employees, agents and representatives (including, without limitation, the independent accountants of Sellers) relating to the Assets and (ii) permit Buyer and Buyer's consulting engineers and independent contractors, at Buyer's expense, to conduct engineering and other inspections of the Station and the Assets, PROVIDED that all access under subparagraphs (i) and (ii) shall be upon reasonable prior notice and in a manner that will not interfere with the Station's operations.

                  6.2(f) ENCUMBRANCES. Pay in full all liabilities associated with and use its reasonable commercial efforts to obtain discharges of all mortgages, security interests, liens and similar claims by third parties encumbering the Assets (other than Permitted Encumbrances) at or prior to the Closing Date.

                  6.2(g) INSURANCE. Maintain in full force and effect all of their existing casualty, liability, and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof.

                  6.2(h) VIOLATIONS. Upon receiving notice or otherwise becoming aware of any violation relating to the FCC Licenses, any violation by the Station of any rules and regulations of the FCC, or any material violations under any other applicable laws and regulations, promptly notify Buyer and, at Sellers' expense, use reasonable commercial efforts to cure all such violations prior to the Closing Date.

                  6.2(i) INTERRUPTION IN BROADCAST OPERATIONS. Promptly notify Buyer in writing if the Station ceases to broadcast at its authorized power for more than 48 consecutive hours. Such notice shall specify the reason or reasons for such cessation and the corrective measures taken or to be taken by Sellers.

                  6.2(j) ENVIRONMENTAL MATTERS. (i) Promptly furnish to Buyer written notice of any material discharge of any Hazardous Materials or of any actions or notices described in SECTION 3.15; and (ii) any material change in the information set forth in SECTION 3.15 or SCHEDULE 3.15(B).

                  6.2(k) CONSENTS. Use commercially reasonable best efforts to obtain any third party consents required to assign to Buyer the Assets, including but not limited to the Material Contracts.

                  6.2(l) UPDATING. Prior to the Closing Date, provide Buyer with documentation regarding any material changes to the Schedules hereto including, without limitation, copies of Additional Agreements.

         6.3. CONFIDENTIALITY.

                  Sellers shall maintain strict confidentiality with respect to
(i) all documents and information furnished to Sellers by or on behalf of Buyer or retained by Sellers pursuant to SECTION 2.2(D) and (ii) the terms of the transactions contemplated hereby. Nothing shall be deemed to be confidential information that: (a) is known to Sellers at the time of its disclosure to Sellers; (b) becomes publicly known or available other than through disclosure by Sellers; (c) is received by Sellers from a third party not actually known by Sellers to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Sellers as clearly evidenced by its records. Notwithstanding the foregoing provisions of this SECTION 6.3, Sellers may disclose such confidential information (x) to the extent required or deemed advisable to comply with applicable laws and regulations, (y) to its officers, managers, members, employees, representatives, financial advisors, attorneys, accountants, lenders and agents and to its members' officers and directors with respect to the transactions contemplated hereby (so long as such parties are informed of the confidentiality of such information), and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Sellers will return to Buyer all confidential information prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

                                   ARTICLE 7.

                        COVENANTS AND AGREEMENTS OF BUYER

                  Buyer covenants and agrees with Sellers as follows:

         7.1. CONFIDENTIALITY.

                  Buyer shall maintain strict confidentiality with respect to
(i) all documents and information furnished to Buyer by or on behalf of Sellers and (ii) the terms of the transactions contemplated hereby. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Sellers; or (d) is independently developed by Buyer as clearly evidenced by its records. Notwithstanding the foregoing provisions of this
SECTION 7.1, Buyer may disclose such confidential information (x) to the extent required or deemed advisable to comply with applicable laws and regulations, (y) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties are informed of the confidentiality of such information), and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Buyer will return to Sellers all confidential information prepared or furnished by Sellers relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement.

         7.2. ACTIONS.

                  Prior to the Closing, Buyer shall take all action under the applicable laws and regulations of any state having jurisdiction over Buyer necessary to effectuate the transactions contemplated by this Agreement.

         7.3. ACCESS.

                  Buyer agrees to (i) maintain all of the books and records of the Station existing on the Closing Date for a period of ten (10) years from the Closing Date, unless earlier released by Sellers and (ii) give Sellers and Sellers' authorized representatives full and complete access upon reasonable notice during normal business hours to such books and records of the Station existing on the Closing Date.

         7.4. NOTICE OF CERTAIN EVENTS.

                  Buyer agrees to promptly notify Sellers of any fact or circumstance of which Buyer becomes aware after the date of this Agreement that would reasonably be expected to cause it not to meet any qualification to be the assignee of the FCC Licenses or that it believes may delay a routine grant of the Assignment Applications. Buyer will use its reasonable commercial efforts to remedy such fact or circumstance. Buyer will not take any action that Buyer knows, or has reason to believe, would result in the occurrence of any such fact or circumstance.

                                   ARTICLE 8.

                       MUTUAL COVENANTS AND UNDERSTANDINGS
                              OF SELLERS AND BUYER

         8.1. POSSESSION AND CONTROL.

                  Notwithstanding any other provision of this Agreement or any Transaction Document, between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Station, and such operation, including complete control and supervision of all programming, finances and employment shall be the sole responsibility of Sellers; provided, however, that Buyer shall be entitled to inspect the Assets as provided in
SECTION 6.2(E). On and after the Closing Date, Sellers shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Station.

         8.2. RISK OF LOSS.

                  8.2(a) The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Sellers. In the event of such loss or damage prior to the Closing Date, Sellers shall use reasonable commercial efforts to restore, replace or repair the damaged Assets in accordance with Sellers' past practices at Sellers' sole cost and expense. In the event such loss or damage shall not be restored, replaced, or repaired as of the Closing Date, Buyer shall proceed with the Closing and receive at Closing a reduction of the Purchase Price in an amount which, net of any insurance proceeds paid by Sellers to Buyer, or the value of any rights to receive insurance proceeds which are assigned by Sellers to Buyer, is sufficient to pay for such restoration, replacement or repair.

                  8.2(b) In the event that any loss or damage described in
SECTION 8.2(A) shall not be restored, replaced or repaired as of the Closing Date, Sellers may defer the Closing Date until such restorations, replacements or repairs are made, so long as such restorations, replacements or repairs are made within sixty (60) days after the date the Closing would have occurred in the absence of such loss or damage.

         8.3. ALLOCATION OF PURCHASE PRICE.

                  Buyer and Sellers will allocate the Purchase Price payable by Buyer hereunder in accordance with the requirements of Section 1060 of the Code. A preliminary allocation shall be prepared by Buyer and the final allocation shall be determined by mutual agreement of the parties prior to the Closing. Buyer and Sellers further agree to file their respective federal income tax returns and other tax returns in a manner consistent with such final allocation.

         8.4. PUBLIC ANNOUNCEMENTS.

                  Sellers and Buyer shall consult with each other before making any public statements with respect to this Agreement or the transactions contemplated herein.

         8.5. EMPLOYEE MATTERS.

                  All employees of the Station shall be and remain Sellers' employees, with Sellers having full authority and control over their actions, and Buyer shall not assume the status of an employer or a joint employer of, or incur or be subject to any liability or obligations of an employer with respect to, any such employees unless and until actually hired by Buyer. Sellers shall be solely responsible for any and all liabilities and obligations Sellers may have to the employees of the Station, including, without limitation, compensation, severance pay, incentive bonuses, health expenses, and accrued vacation time, sick leave and obligations under any of Sellers' employee benefit plans. Sellers shall comply with the provisions of the Worker Adjustment and Retraining and Notification Act (the "WARN Act") and similar laws and regulations, if applicable, and shall be solely responsible for any and all liabilities, penalties, fines, or other sanctions that may be assessed or otherwise due under such applicable laws and regulations on account of the dismissal or termination of the employees of the Station by Sellers.

         8.6. UNWIND AGREEMENT.

                  Pursuant to Sections 9.4 and 10.3 of this Agreement, the parties agree to close the transactions contemplated by this Agreement prior to the FCC Consent becoming a Final Order and to enter into an unwind agreement, at Closing, in substantially the form attached as EXHIBIT B hereto (the "Unwind Agreement").

         8.7 TIME BROKERAGE AGREEMENT.

                  Upon execution of this Agreement, One-On-One Radio and Buyer shall enter into the TBA.

         8.8 DIPLEXING.

                  From and after the Closing Date, Buyer shall, upon the written request of One-On-One Sports, Inc., permit either Seller or any other subsidiary of One-On-One Sports, Inc. (the "Diplexing Party") to have access to the Transmitter Site located in Burnham, Illinois (the "Night Site") for the purpose of diplexing the transmission of a radio signal from such site. The Diplexing Party shall have the right to install equipment on the Night Site, affix equipment to the towers on such site, build and utilize one or more towers on such site, and take such other actions as may be necessary to effectively diplex such transmission; PROVIDED, HOWEVER, that such rights of the Diplexing Party shall be subject to the following conditions: (i) no diminution of Buyer's signal or adverse effect on the signal pattern of the Station; (ii) receipt of requisite governmental approvals and other required consents, if any; (iii) Buyer's reasonable satisfaction with all related safety and engineering considerations; (iv) payment by the Diplexing Party of all costs associated with constructing or upgrading the Night Site to accommodate such diplexing; (v) payment by each of Buyer and the Diplexing Party of its own electricity charges; and (vi) the mutually satisfactory agreement of Buyer and Diplexing Party upon and the payment by Diplexing Party to Buyer, on a monthly basis, of fair and commercially reasonable (relative to the market value for antenna site leases for comparable transmitter sites) compensation for such access and rights.

         8.9 HOCKEY BROADCASTS.

                  Buyer and Sellers each acknowledge that Buyer has not assumed the obligations of One-On-One as set forth in that certain Radio Broadcast Agreement, dated September 3, 1998 (the "Hockey Contract"), entered into between Rosemont Hockey Partners, L.P. and One-On-One Sports. Notwithstanding the previous sentence hereof, from and after the Closing Date, Buyer shall use commercially reasonable best efforts, consistent with the limited operating hours of radio station WYPA(AM), Chicago, Illinois ("WYPA"), to broadcast on WYPA the hockey games set forth in the Hockey Contract until such time as that certain Time Brokerage Agreement, dated as of June 9, 1998, entered into by and between Achievement Radio Holdings, Inc. and Buyer has terminated and shall likewise use commercially reasonable best efforts, consistent with the availability of air time on the Station, to broadcast such games on the Station after 9 p.m.

                                   ARTICLE 9.

                             CONDITIONS PRECEDENT TO
                           BUYER'S OBLIGATION TO CLOSE

                  The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

         9.1. REPRESENTATIONS AND COVENANTS.

                  Each of the representations and warranties (other than those representations and warranties which by their terms are as of a specific date) of Sellers made in this Agreement or in any other Transaction Document shall be true and correct, as though made on or as of the Closing Date, and Sellers shall have performed and complied with all covenants and agreements required by this Agreement or any other Transaction Document to be performed or complied with by Sellers prior to the Closing.

         9.2. CONSENTS.

                  Except as set forth on SCHEDULE 9.2, Sellers shall have obtained prior to the Closing Date all consents, authorizations or approvals necessary to effect valid assignments to Buyer of the Assets, including but not limited to the Scheduled Contracts, except for the FCC Consent, which shall be governed by SECTION 9.4 and except for any HSR Filing, which shall be governed by SECTION 9.5.

         9.3. DELIVERY OF DOCUMENTS.

                  Sellers shall have delivered to Buyer the Transaction Documents required to be delivered by Sellers to Buyer pursuant to SECTION 11.2.

         9.4. FCC CONSENT.

                  The FCC Consent shall have been granted and shall be in full force and effect (but without having waited for the FCC Consent to become a Final Order).

         9.5 HSR

                  All applicable waiting periods under HSR shall be expired or terminated.

         9.6. LEGAL PROCEEDINGS.

                  No Governmental Authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party (not subsequently dismissed, settled or otherwise terminated), which prohibits or invalidates the transactions contemplated by this Agreement or any other Transaction Document or prevents, limits, restricts or impairs the ownership, use or operation of the Assets or the Station by Buyer, other than an action or proceeding instituted by Buyer.

         9.7. TITLE INSURANCE, SURVEY AND ESTOPPEL CERTIFICATES.

                  9.7(a) Sellers shall have delivered to Buyer, at Sellers' sole expense, good and valid title insurance policies (the "Title Policies") dated as of the close of business on the date of the Closing, insuring Buyer's title as fee or leasehold owner, as applicable, in each parcel of real or leased property to be conveyed to Buyer pursuant hereto. In each instance the title shall be insured by means of a current ALTA policy dated, or updated, to the Closing Date, insuring, among other things, access rights to such property and specific survey facts, if any. Each such policy, as to the insurer, the insured, the dollar limit and amount of coverage and the exceptions and conditions thereof shall be, in all respects, satisfactory to the Buyer, both as to form and substance. In no event shall any such policy contain any exception from the policy coverage, printed or otherwise, not specifically permitted by the Permitted Encumbrances.

                  9.7(b) Sellers shall have delivered to Buyer estoppel certificates (the "Estoppel Certificates"), dated within ten (10) days prior to the Closing, from each of the landlords or lessors of the Leases set forth in
SCHEDULE 2.1(B), in form and substance satisfactory to Buyer;

                  9.7(c) Seller shall have delivered to Buyer, at Buyer's sole cost and expense, an ALTA and American Congress on Surveying and Mapping (ACSM) survey ("Survey") acceptable to Buyer. Such Survey shall (i) be prepared and certified by a Registered Public Surveyor or Registered Professional Engineer,
(ii) comply with 1997 ALTA/ACSM minimum detail requirements for Urban Land Title Surveys including Table A, items 1-4, 6-11 and 13, (iii) locate all improvements, building lines, rights-of-way and easements (identified by appropriate recording reference) and other matters of record, evidenced by on-site observation or as determined by the surveyor's examination of Sellers' records affecting the Real Property, (iv) contain a legal description of the Real Property, (v) include a surveyor's certification in form and substance acceptable to Buyer and (vi) be dated as of the Closing Date.

         9.8 TIME BROKERAGE AGREEMENT.

                  The TBA and all agreements contemplated therein shall have become effective in accordance with the terms and conditions thereof and, from and after the date the TBA and such agreements are to first become effective through and including the Closing Date, the TBA and such agreements shall have not been terminated due to One-On-One Radio's breach thereof. The Refund (as defined in the TBA) shall have been paid to Buyer.

                                   ARTICLE 10.

                             CONDITIONS PRECEDENT TO
                          SELLERS' OBLIGATION TO CLOSE

                    The obligations of Sellers to sell, transfer, convey and deliver the Assets (other than the Excluded Assets) and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Sellers) at or prior to the Closing of each of the following conditions:

         10.1. REPRESENTATIONS AND COVENANTS.

                    Each of the representations and warranties of Buyer made in this Agreement shall be true and correct, as though made on or as of the Closing Date, and Buyer shall have performed and complied with all covenants and agreements required by this Agreement or any other Transaction Document to be performed or complied with by Buyer prior to the Closing.

         10.2. DELIVERY BY BUYER.

                    Buyer shall have delivered to Sellers (i) the Purchase Price and (ii) any other document required to be delivered by Buyer to Sellers pursuant to SECTION 11.3.

         10.3. FCC CONSENT.

                    The FCC Consent shall have been granted and shall be in full force and effect (but without having waited for the FCC Consent to become a Final Order).

         10.4 HSR

                    All applicable waiting periods under HSR shall have expired or terminated.

         10.5. LEGAL PROCEEDINGS.

                    No Governmental Authority shall have enacted, enforced, issued or entered any law, rule, regulation or order, including in connection with any action or proceeding brought by a third party, (not subsequently dismissed, settled, or otherwise terminated) which prohibits or invalidates the transactions contemplated by this Agreement, any other Buyer Document or any Transaction Document, other than an action or proceeding instituted by Sellers.

         10.6 TIME BROKERAGE AGREEMENT.

                    The TBA and all agreements contemplated therein shall have become effective in accordance with the terms and conditions thereof and, from and after the date the TBA and such agreements are to first become effective through and including the Closing Date, the TBA and such agreements shall have not been terminated due to Buyer's breach thereof.

         10.7 CALL LETTERS.

                    Buyer shall have applied for and received a grant from the FCC authorizing it to use new call letters for the Station other than the call letters "WIDB", which pursuant to SECTION 2.2(H) herein shall remain an Excluded Asset together with all rights therein.

                                   ARTICLE 11.

                                   THE CLOSING

         11.1. CLOSING.

                    11.1(a) Unless otherwise agreed upon in writing by Buyer and Sellers, the Closing Date shall be on the tenth (10th) day following the grant of the FCC Consent; PROVIDED, HOWEVER, that the Closing shall not occur prior to May 1, 1999 (except that Buyer may, at its sole option, designate an earlier Closing Date upon ten (10) days prior written notice to Seller).

                    11.1(b) The Closing shall be held at such time of day and place or places as the parties may agree.

         11.2. DELIVERY BY SELLERS.

                    At or before the Closing, Sellers shall deliver to Buyer the following:

                    11.2(a) CONTRACTS, AGREEMENTS AND INSTRUMENTS. The following Transaction Documents dated as of the Closing Date and duly executed by Sellers, in form and substance reasonably satisfactory to counsel to Buyer and sufficient to transfer and convey to Buyer all of Sellers' right, title and interest (of the quality required in this Agreement) in and to the Assets other than the Excluded Assets:

                           (i) the Assignment of Leases;

                           (ii) the Bill of Sale;

                           (iii) the Assignment of FCC Licenses;

                           (iv) the Assignment of Contracts;

                           (v) the Deeds;

                           (vi) the Title Policies;

                           (vii) the Estoppel Certificates;

                           (viii) the Survey; and

                           (ix) all such other general instruments of transfer,
                                assignment and

conveyance, grant deeds, certificates of title, assignments, estoppel certificates for Leased Real Property, evidences of consent or waiver, and other instruments or documents in form and substance satisfactory to Buyer, as shall be necessary to evidence the sale, assignment, transfer and conveyance of the Assets other than the Excluded Assets to Buyer in accordance with this Agreement.

                    11.2(b) CONSENTS. Originals of all consents obtained pursuant to Section 6.2(k).

                    11.2(c) UCC REPORT. A report dated not more than ten (10) days prior to the Closing Date of the appropriate filing officers in the jurisdictions specified in SCHEDULE 3.1 evidencing no judgments, financing statements, tax liens, mechanics', materialmen's or other statutory liens on file with respect to the Assets, and, if such report evidences that judgments, financing statements, tax liens, mechanics', materialmen's or other statutory liens are on file with respect to any of the Assets, a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien or a pay-off letter from such secured party or lienholder indicating that such party or lienholder will provide such release or termination statement upon receipt of payment from the proceeds of the sale contemplated herein.

                    11.2(d) CERTIFIED CONSENTS. A copy of (i) a written consent signed by each Sellers' members and certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, and (ii) a copy of the certificate of formation and the limited liability company agreement of each Seller, certified by the members of each Seller as being true, correct and complete as of the Closing Date.

                    11.2(e)  MEMBERS' CERTIFICATES.

                           (i) Certificates from each Seller signed on behalf of
such Seller by each of their members certifying that all conditions set forth in
Section 9.1 (giving effect to any updated Schedules pursuant to SECTION 6.2(L)) have been satisfied; and

                           (ii) Certificates signed by the members of each
Seller as to the authorization of the officers of such members executing any Transaction Document on behalf of such Seller.

                    11.2(f) EXPENSE PAYMENT. A check or checks, or other evidence of payment acceptable to Buyer, with respect to the expenses payable by Sellers, if any, as described in SECTION 15.4.

                    11.2(g) OPINIONS OF COUNSEL. The opinions of Winston & Strawn and Fletcher, Heald & Hildreth, P.L.C., counsel to Sellers, in form and substance reasonably satisfactory to Buyer.

                    11.2(h) UNWIND AGREEMENT. The Unwind Agreement (unless at the time of the Closing the FCC Consent shall have become a Final Order).

                    11.2(i) OTHER DOCUMENTS. Such other documents to be delivered by Sellers hereunder as are reasonably necessary for Buyer to effectuate and document the transactions contemplated hereby.

         11.3. DELIVERY BY BUYER.

                    At or before the Closing, Buyer shall deliver to Sellers the following:

                    11.3(a)  PURCHASE PRICE PAYMENT.  The Purchase Price.

                    11.3(b) BUYER DOCUMENTS. Such certificates, instruments or documents as Sellers may reasonably request in order to effect and document the transactions contemplated hereby.

                    11.3(c) CERTIFIED RESOLUTIONS AND CORPORATE DOCUMENTS. A copy of (i) the resolutions of the board of directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (ii) a copy of the certificate of incorporation and by-laws of Buyer, certified by the corporate secretary of Buyer as being true, correct and complete as of the Closing Date.

                    11.3(d)  OFFICERS' CERTIFICATE.

                           (i) A certificate of Buyer signed by its president
and corporate secretary certifying that all conditions set forth in SECTION 10.1 have been satisfied; and

                           (ii) a certificate signed by the corporate secretary
of Buyer as to the incumbency of the officer of Buyer executing this Agreement on behalf of the Buyer.

                    11.3(e) EXPENSE PAYMENT. A check or checks, or other evidence of payment acceptable to Sellers, with respect to the expenses payable by Buyer, if any, as described in SECTION 15.4.

                    11.3(f) OPINION OF COUNSEL. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Buyer, in form and substance reasonably satisfactory to Sellers.

                    11.3(g) UNWIND AGREEMENT. The Unwind Agreement (unless at the time of the Closing the FCC Consent shall have become a Final Order).

                    11.3(h) GRANT OF CALL LETTERS. Evidence reasonably satisfactory to Sellers of the FCC's grant to Buyer of new call letters for the Station.

                    11.3(i) OTHER DOCUMENTS. Such other documents to be delivered by Buyer hereunder as are reasonably necessary for Sellers to effectuate the transactions contemplated herein.

                                   ARTICLE 12.

                            SURVIVAL; INDEMNIFICATION

         12.1.      SURVIVAL OF REPRESENTATIONS.

                    Except as otherwise set forth herein, all representations and warranties, covenants and agreements of Sellers and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect for a period of twelve (12) months after the Closing Date, except that the representations and warranties of Sellers contained in SECTION 3.15 shall survive the Closing Date and shall remain in full force and effect for a period of eighteen (18) months after the Closing Date. All such representations and warranties, covenants, and agreements shall also survive and be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of any party hereto. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         12.2. INDEMNIFICATION BY SELLERS.

                    Subject to the conditions and provisions of SECTION 12.4, Sellers agree to indemnify, defend and hold harmless Buyer and Buyer's respective directors, officers, managers and employees ("Buyer Indemnified Parties") from and against and in respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by the Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from (a) any liability or obligation of or claim against Buyer Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether a contractual or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to SECTION 2.6, arising out of, relating to or resulting from the businesses of Sellers, or relating to or resulting from the Assets or the business and operations of the Station during the period prior to the Closing Date; (b) any misrepresentation or breach of the warranties of Sellers contained in or made pursuant to any Transaction Document; (c) any noncompliance by Sellers with any covenants, agreements or undertakings of Sellers contained in or made pursuant to any Transaction Document including without limitation any failure to comply with applicable Bulk Sales laws; (d) any employment related practices, policies, Contracts, decisions, actions or omissions by Sellers with respect to any of Sellers' employees or former employees or otherwise with respect to any employee benefit plan or arrangement sponsored or maintained by Sellers or any Affiliate of Sellers or; (e) any breach by Sellers of any Scheduled Contract; (f) any pre-closing breach by Sellers of either (x) any Contract assumed by Buyer pursuant to SECTION 2.6(B) (III) or (y) any Additional Agreement that constitutes an Assumed Liability.

         12.3. INDEMNIFICATION BY BUYER.

                    Subject to the conditions and provisions of SECTION 12.4, Buyer hereby agrees to indemnify, defend and hold harmless Sellers, their members, One-On-One Sports, Inc. and their respective directors, officers and employees ("Sellers Indemnified Parties") from, against and with respect to any and all Losses, asserted against, resulting to, imposed upon or incurred by Sellers Indemnified Parties, directly or in indirectly, by reason of or resulting from (a) any liability or obligation of or claims against Sellers Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether contractual, Tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to SECTION 2.6; (b) any misrepresentation or breach of the warranties of Buyer contained in or made pursuant to any Buyer Document; (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to any Buyer Document; (d) any liability or obligation of or claims against Sellers Indemnified Parties (whether absolute, accrued, contingent or otherwise and whether a contractual, Tax or any other type of liability or obligation or claim) arising out of, relating to or resulting from the business of Buyer, or relating to or resulting from the Assets (other than the Excluded Assets) or the Assumed Liabilities, or the business and operations of the Station during the period from and after the Closing Date; (e) any failure by Buyer to obtain and hold any permit, license or approval from any Governmental Authority necessary in order to conduct the operations of the Station in accordance with applicable law and to own, use and maintain the Assets; and (f) any decision by Buyer to close the transactions contemplated by this Agreement notwithstanding a failure by Sellers to obtain any consent, authorization or approval, including Governmental Approvals relating to the assignment of governmental permits, orders or authorizations, and consents, authorizations and approvals of non-governmental third parties necessary to effect valid assignments or transfers to Buyer of any Asset, including any Material Contract set forth on SCHEDULE 2.1(D), or any Additional Agreement.

         12.4. CONDITIONS OF INDEMNIFICATION.

                    The obligations and liabilities of Sellers and of Buyer hereunder with respect to their respective indemnities pursuant to this ARTICLE 12, shall be subject to the following terms and conditions:

                    12.4(a) The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice specifying in reasonable detail the nature of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party's defense shall have been materially impaired.

                    12.4(b) The Indemnifying Party shall have the right, absent a conflict of interest, to undertake, by counsel or other representatives of its own choosing, the defense of such Losses at the Indemnifying Party's risk and expense.

                    12.4(c) In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense under SECTION 12.4(B) hereof at any time prior to settlement, compromise or final determination thereof). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                    12.4(d) Anything in this SECTION 12.4 to the contrary notwithstanding, (i) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, which shall not be unreasonably withheld, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and
(iii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses and
(iv) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

                    12.4(e) No claim for indemnification shall be made by either Indemnified Party unless the aggregate losses of such Indemnified Party exceed Twenty-Five Thousand Dollars ($25,000) (the "Threshold Amount"), whereupon, the Indemnified Party shall be entitled to indemnification hereunder by the Indemnifying Party for any such aggregate losses in excess of the Threshold Amount. Notwithstanding any other provision of this Agreement, the maximum liability that any Indemnifying Party shall have for indemnification claims hereunder shall not exceed Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) in the aggregate.

                    12.4(f) The indemnification obligations under this ARTICLE 12 with respect to SECTIONS 12.2(B) AND 12.3(B) shall expire twelve (12) months following the Closing Date; PROVIDED, that, if any such indemnification claim under such Sections has been asserted in writing prior to the stated expiration of the applicable period set forth above, then any indemnification obligation with respect thereto shall survive until final resolution thereof.

                    12.4(g) If any indemnity claim relates to the cleanup of Hazardous Materials, such cleanup shall be required only to the extent that it is required by a Governmental Authority pursuant to an Environmental Law.

                                   ARTICLE 13.

                                   TERMINATION


         13.1. TERMINATION.

                    This Agreement may be terminated at any time prior to the Closing by:

                    13.1(a) the mutual consent, in writing, of Sellers and Buyer;

                    13.1(b) Buyer, by written notice of termination delivered to Sellers, if Sellers are in material default of their obligations hereunder and have failed to cure such default to Buyer's reasonable satisfaction within thirty (30) days following written notice of such default sent by Buyer to Sellers;

                    13.1(c) Sellers, by written notice of termination delivered to Buyer, if Buyer is in material default of its obligations hereunder and has failed to cure such default to Sellers' reasonable satisfaction within thirty
(30) days following written notice of such default sent by Sellers to Buyer;

                    13.1(d) automatically, without the need for further action on the part of any party hereto, upon the first date on which the denial of the FCC Consent becomes a Final Order; or

                    13.1(e) by any party not then in default hereunder if for any reason the Closing has not occurred within one year following the date of this Agreement (as such date may be extended by mutual agreement of the parties).

         13.2. EFFECT OF TERMINATION.

                    In the event this Agreement is terminated as provided in
SECTION 13.1(A), (D) OR (E), this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder with respect to the Station; provided, however, that the obligations of Buyer and Sellers as in SECTIONS 6.3, 7.1, 13.2, 15.3 and 15.4, shall survive such termination. If this Agreement is subject to termination as provided in SECTIONS 13.1(B) OR (C), the rights of the parties shall be governed by ARTICLE 14.

                                   ARTICLE 14.

                                    REMEDIES

         14.1. DEFAULT BY SELLERS.

                    If this Agreement is terminable by Buyer pursuant to SECTION 13.1(B) and Buyer is not in material default or material breach of this Agreement, Buyer shall be entitled:

                    (i) to require Sellers to consummate and specifically perform the sale in accordance with SECTION 14.3, if necessary through injunction or other court order or process; or

                    (ii) by written notice to Sellers, to terminate this Agreement; and

                    (iii) to pursue any and all remedies against Sellers available at law or in equity.

         14.2. DEFAULT BY BUYER.

                    If this Agreement is terminated pursuant to SECTION 13.1(C) and neither Seller is in material default or material breach of this Agreement, Sellers shall be paid the Escrow Deposit as liquidated damages, it being agreed that such payment shall constitute full payment for any and all damages suffered by Sellers by reason thereof and that Sellers shall have no rights to or claims for damages from Buyer or its Affiliates other than as set forth in this Agreement.

         14.3. SPECIFIC PERFORMANCE.

                    Sellers acknowledge that the Assets to be sold and delivered to Buyer pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Sellers shall fail to perform any of their obligations hereunder, and Sellers therefore confirm and agree that Buyer's right to specific performance is essential to protect the rights and interests of Buyer. Accordingly, Sellers hereby agree that if this Agreement is terminable by Buyer pursuant to SECTION 13.1(B) and Buyer is not in material default or material breach of this Agreement, Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Sellers and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

         14.4. REMEDIES NOT EXCLUSIVE.

                    The remedies provided in this ARTICLE 14 shall be cumulative and not exclusive.

                                   ARTICLE 15.

                               GENERAL PROVISIONS


         15.1. FURTHER ASSURANCES.

                    Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all such further actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement (including, without limitation, executing, delivering and filing or causing to be executed, delivered and filed such further documents and instruments and obtaining such consents (including Governmental Approvals), as may be necessary or reasonably requested in connection with the consummation of the transactions contemplated hereby). In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, including, without limitation, the securing of consents of third parties, each party hereto shall use its reasonable best efforts to take all such necessary action.

         15.2. MAIL.

                    Sellers hereby authorize and empower Buyer from and after the Closing Date (a) to receive and open mail addressed to the Station and (b) to deal with the contents thereof in any manner Buyer sees fit, provided such mail and the contents thereof relate to the Station or the Assets (other than the Excluded Assets) or to any of the Assumed Liabilities. Sellers agree to deliver to Buyer any mail, checks or other documents received by it pertaining to the Station or the Assets (other than the Excluded Assets) or any of the Assumed Liabilities. Buyer agrees to deliver to Sellers any mail which it receives to which it is not entitled by reason of the Agreement or otherwise and to which Sellers are entitled.

         15.3. BROKERS.

                    Sellers represent to Buyer that Sellers have not engaged, or incurred any liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Sellers that Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Sellers agree to indemnify Buyer, and Buyer agrees to indemnify Sellers, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this SECTION 15.3 shall survive the Closing without limitation.

         15.4. EXPENSES.

                    Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, Buyer and Sellers shall share equally any expenses in connection with any transfer, sales, filing or use Taxes or fees applicable to, imposed upon or arising out of the transactions contemplated hereby including, without limitation, any transfer Tax or filing fee relating to the assignment of the FCC Licenses, the HSR Filing or the transfer of Real Property or personal property.

         15.5. NOTICES.

                    All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by facsimile transmission addressed as follows:

                    (i)  If to Buyer:

                         Radio Unica Corp.
                         8400 N.W. 52nd Street
                         Suite 101
                         Miami, Florida  33166
                         Attention: Joaquin F. Blaya
                         Facsimile: (305) 463-5001

                         with a copy (which shall not constitute notice) to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         1440 New York Avenue
                         Washington, D.C. 20005
                         Attention: John C. Quale
                         Facsimile: (202) 393-5760

                    (ii) If to Sellers:

                         c/o One-On-One Sports, Inc.
                         1935 Techny Rd.

                         Suite 18
                         Northbrook, Illinois  60062
                         Attention: Christopher J. Brennan
                         Facsimile: (847) 400-3033

                         with a copy (which shall not constitute notice) to:

                         Winston & Strawn
                         35 West Wacker Drive
                         Chicago, Illinois 60601
                         Attention: Gregory S. Murray
                         Facsimile: (312) 558-5700

                         and

                         Fletcher, Heald & Hildreth, P.L.C.
                         11th Floor
                         1300 North 17th Street
                         Rosslyn, Virginia 22209
                         Attention: Richard Hildreth
                         Facsimile: (703) 812-0486

or such other address as the addressee may indicate by written notice to the other parties.

                    Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the facsimile transmission confirmation or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         15.6. WAIVER.

                    No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         15.7. BENEFIT AND ASSIGNMENT.

                    15.7(a) Except as hereinafter specifically provided in this
SECTION 15.7, no party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Sellers (if the assignor is Buyer) or Buyer (if the assignor is Sellers); and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. Buyer shall have the right to assign this Agreement to any entity or entities controlling, controlled by, or under common control with Buyer so long as any such assignment will not delay the Closing beyond the date on which any Closing would otherwise occur in accordance with this Agreement; PROVIDED, HOWEVER, that no such assignment by Buyer shall release Buyer from its obligations hereunder. Any assignment in accordance with the terms hereof shall become effective upon delivery of written notice in accordance with SECTION 15.5.

                    15.7(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto or One-On-One Sports, Inc. is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto, their respective successors and assigns as permitted hereunder or One-On-One Sports, Inc.

         15.8. ENTIRE AGREEMENT; AMENDMENT.

                    This Agreement, including the Schedules hereto and the other instruments and documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written agreements, commitments or understandings with respect to such matters, including, without limitation, the Letter of Intent dated as of January 11, 1999. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the parties hereto.

         15.9. SEVERABILITY.

                    If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

         15.10. HEADINGS.

                    The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         15.11. GOVERNING LAW.

                    This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Delaware, excluding the choice of law rules thereof.

         15.12. SIGNATURE IN COUNTERPARTS.

                    This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument.

                    IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                            SELLERS

                            ONE-ON-ONE SPORTS LICENSE OF ILLINOIS, L.L.C

                            By: One-On-One Sports Radio of Illinois, L.L.C.

                                By: One-On-One Sports Radio Stations, Inc.

                                By:
                                   --------------------------------------------
                                   Christopher J. Brennan
                                   President



                            ONE-ON-ONE SPORTS RADIO OF ILLINOIS, L.L.C.

                            By: One-On-One Sports Radio Stations, Inc.

                                By:
                                   --------------------------------------------
                                   Christopher J. Brennan
                                   President

                            BUYER

                            RADIO UNICA CORP.

                                By:
                                   --------------------------------------------
                                   Joaquin F. Blaya
                                   Chairman and Chief Executive Officer

                             ONE-ON-ONE SPORTS, INC.
                                JOINDER AGREEMENT

                  As a material inducement for Buyer to enter into the foregoing Asset Purchase Agreement of even date herewith and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, One-On-One Sports, Inc., a Delaware corporation ("Parent") and the ultimate parent of each Seller, hereby joins in and agrees to be bound by the provisions of the Asset Purchase Agreement as they relate to Sellers. In addition, Parent acknowledges and agrees that (i) any claim of Buyer arising under the Asset Purchase Agreement or under any other Transaction Document may be asserted against Parent and (ii) Parent shall be jointly and severally liable under the Asset Purchase Agreement and the other Transaction Documents for any default in the performance of the obligations of Sellers under such documents or for the breach by either Seller of any representation, warranty, covenant or agreement contained in such documents to the extent of Sellers' liability.

                  Parent represents and warrants to Buyer as follows: (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Parent has all requisite power and authority to execute and deliver this Joinder Agreement and to consummate the transactions contemplated hereby; (c) the execution, delivery and performance of this Joinder Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Parent and no other corporate proceedings or actions on the part of Parent, its board of directors or its shareholders is necessary therefor; and (d) this Joinder Agreement constitutes a valid and binding agreement and obligation of Parent, enforceable in accordance with its terms.

                  Dated as of this ___, day of _________, 1999.



                                               ONE-ON-ONE SPORTS, INC.

                                               By:
                                                  -----------------------------
                                                  Name: Christopher J. Brennan
                                                  Title:  President